                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ARTHROCARE CORPORATION
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                             ARTHROCARE CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1999

TO THE STOCKHOLDERS:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of ArthroCare Corporation, a Delaware corporation (the "company"), will be held on Friday, May 21, 1999 at 1:00 p.m., local time, at the company's principal executive offices located at 595 North Pastoria Avenue, Sunnyvale, California 94086 for the following purposes:

     (1) To elect directors of the company.

     (2) To confirm the appointment of PricewaterhouseCoopers LLP as the company's independent accountants for the 1999 fiscal year.

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 1, 1999 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          By Order of The Board of Directors

                                          Michael A. Baker
                                          President and Chief Executive Officer

Sunnyvale, California
April 23, 1999

                                   IMPORTANT

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                             ARTHROCARE CORPORATION

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      1999 ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of ArthroCare Corporation, a Delaware corporation (the "company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Friday, May 21, 1999 at 1:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the company's principal executive offices located at 595 North Pastoria Avenue, Sunnyvale, California 94086. The company's telephone number at that location is (408) 736-0224.

     This Proxy Statement is being mailed on or about April 26, 1999 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on April 1, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The company has one series of common shares outstanding, designated Common Stock. At the Record Date, 9,009,083 shares of the company's Common Stock, $0.001 par value (the "Common Stock"), were issued and outstanding and held of record by 201 stockholders.

VOTING; QUORUM; ABSTENTIONS; AND BROKER NON-VOTES

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors (Proposal One). A plurality of the Votes Cast (see definition below) at the Annual Meeting is required for the election of directors (Proposal One). For all other proposals, the affirmative vote of the majority of the Votes Cast at the Annual Meeting is required for approval.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or represented by proxy. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock, present in person or represented by proxy, at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter. If a quorum is not present or represented, then either the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, the company intends to treat abstentions in this manner.

     Broker non-votes, however, shall be treated differently. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

     Therefore, for purposes of the election of directors (Proposal One), neither abstentions nor broker non-votes will have any effect on the outcome of the vote. For all other proposals, abstentions will have the same effect as votes against these proposals and broker non-votes will not have any effect on the outcome of the vote.

     PROXIES IN THE ACCOMPANYING FORM THAT ARE PROPERLY EXECUTED AND RETURNED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY. ANY PROPERLY EXECUTED PROXY ON WHICH THERE ARE NO INSTRUCTIONS INDICATED ABOUT A SPECIFIED PROPOSAL WILL BE VOTED AS FOLLOWS: (I) FOR THE ELECTION OF THE SEVEN PERSONS NAMED IN THIS PROXY STATEMENT AS THE BOARD OF DIRECTORS' NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS; AND (II) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS OF THE COMPANY. NO BUSINESS OTHER THAN THAT SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS IS EXPECTED TO COME BEFORE THE ANNUAL MEETING. SHOULD ANY OTHER MATTER REQUIRING A VOTE OF STOCKHOLDERS PROPERLY ARISE, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES THEY REPRESENT AS THE BOARD OF DIRECTORS MAY RECOMMEND. THE PERSONS NAMED IN THE PROXY MAY ALSO, AT THEIR DISCRETION, VOTE THE PROXY TO ADJOURN THE ANNUAL MEETING FROM TIME TO TIME.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

SOLICITATION

     The cost of soliciting proxies will be borne by the company. The company may retain Norwest Bank Minnesota, N.A., a proxy solicitation firm, to solicit proxies in connection with the Annual Meeting at an estimated cost of $500. In addition, the company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders who intend to present a proposal for inclusion in the company's proxy materials for the 2000 Annual Meeting of Stockholders must submit the proposal to the company no later than December 29, 1999. Additionally, stockholders who intend to present a proposal at the 2000 Annual Meeting of Stockholders without inclusion of such proposal in the company's proxy materials for the 2000 Annual Meeting must provide notice of such proposal to the company no later than December 29, 1999. The company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the company regarding the beneficial ownership of the company's Common Stock as of April 1, 1999 by (i) each of the company's directors, (ii) each executive officer named in the Summary Compensation Table appearing herein, (iii) all directors and executive officers of the company as a group, and (iv) each person known by the company to beneficially own more than 5% of the company's Common Stock:

                                                                 SHARES      APPROXIMATE
                                                              BENEFICIALLY     PERCENT
                      NAME AND ADDRESS                          OWNED(1)      OWNED(2)
                      ----------------                        ------------   -----------
Entities affiliated with Institutional Venture Partners          953,892        10.6%
  (3).......................................................
  3000 Sand Hill Road
  Building 2, Suite 290
  Menlo Park, CA 94025
Entities affiliated with InterWest Partners (4).............   1,263,873        14.0%
  (Robert R. Momsen)
  3000 Sand Hill Road
  Building 3, Suite 225
  Menlo Park, CA 94025
Hira V. Thapliyal, Ph.D. (5)................................     490,024         5.4%
  ArthroCare Corporation
  595 N. Pastoria Avenue
  Sunnyvale, CA 94086
Scudder Kemper Investments, Inc.............................     775,789         8.6%
  345 Park Avenue
  New York, NY 10154
Philip E. Eggers (6)........................................     200,250         2.2%
  ArthroCare Corporation
  595 N. Pastoria Avenue
  Sunnyvale, CA 94086
Annette J. Campbell-White (7)...............................     100,823         1.1%
  4 Orinda Way
  Building D, Suite 150
  Orinda, CA 94563 4 Orinda Way
  Building D, Suite 150
  Orinda, CA 94563
Robert T. Hagan (8).........................................     128,757         1.4%
  ArthroCare Corporation
  595 N. Pastoria Avenue
  Sunnyvale, CA 94086
Michael A. Baker (9)........................................     155,412         1.7%
  ArthroCare Corporation
  595 N. Pastoria Avenue
  Sunnyvale, CA 94086
John S. Lewis (10)..........................................     128,560         1.4%
  Paragon Venture Partners
  3000 Sand Hill Road
  Building 1, Suite 275
  Menlo Park, CA 94025
C. Raymond Larkin, Jr. (11).................................      18,770         0.2%
  ArthroCare Corporation
  595 N. Pastoria Avenue
  Sunnyvale, CA 94086
Christine E. Hanni (12).....................................      30,804         0.3%
  ArthroCare Corporation
  595 N. Pastoria Avenue
  Sunnyvale, CA 94086
All directors and executive officers as a group (9             2,517,273        27.9%
  persons)(13)..............................................

---------------
 (1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Applicable percentage ownership is based on 9,009,083 shares of Common Stock outstanding as of April 1, 1999 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to the options currently exercisable, or exercisable within 60 days of April 1, 1999, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (3) Consists of (i) an aggregate of 821,534 shares held by Institutional Venture Partners V, L.P., Institutional Venture Management V, L.P., Institutional Venture Partners VII, L.P., Institutional Venture Management VII, L.P. and IVP Founders Fund I, L.P. and (ii) an aggregate of 132,335 shares held by certain general partners of such entities.

 (4) Includes 1,223,638 shares held by InterWest Partners V, L.P., 7,135 shares held by InterWest Investors V, L.P., 15,000 shares held by Robert R. Momsen and 12,100 shares held by InterWest Venture Management Profit Sharing Retirement Plan fbo Robert R. Momsen. Mr. Momsen , a Director of the company, is a general partner of InterWest Management Partners V, L.P., the general partner of InterWest Partners, and general partner of InterWest Investors V, L.P. and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein. Also includes 6,000 shares issuable to Mr. Momsen upon exercise of stock options exercisable within 60 days of April 1, 1999.

 (5) Includes an aggregate of 200,000 shares held in trust for Dr. Thapliyal's minor children, over which Dr. Thapliyal does not hold voting or dispositive control, and 3,333 shares issuable to Dr. Thapliyal upon exercise of stock options exercisable within 60 days of April 1, 1999.

 (6) Consists of 186,250 shares held by Mr. Eggers and 14,000 shares held in trust for Mr. Eggers' daughter over which Mr. Eggers holds voting and dispositive control.

 (7) Consists of 84,823 shares held by Annette J. Campbell-White, 10,000 shares held by Delaware Charter Guarantee & Trust Co. Cust. MedVenture Partners fbo Annette J. Campbell-White Profit Sharing Plan and 6,000 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 1999.

 (8) Consists of 117,301 shares held by Robert T. Hagan and Barbara Hagan as joint tenants over which Mr. Hagan and Ms. Hagan hold voting and dispositive control and 11,456 shares issuable to Mr. Hagan upon exercise of stock options exercisable within 60 days of April 1, 1999.

 (9) Consists of 19,733 shares held by Michael A. Baker, and 135,679 shares issuable to Mr. Baker upon exercise of stock options exercisable within 60 days of April 1, 1999.

(10) Consists of 107,560 shares held by John S. Lewis, 10,000 shares held by John S. Lewis IRA Charles Schwab & Co. Inc., 5,000 shares which are held by the Lewis Family Partnership, and 6,000 shares issuable to Mr. Lewis upon exercise of stock options exercisable within 60 days of April 1, 1999.

(11) Consists of 18,770 shares issuable to Mr. Larkin upon exercise of stock options exercisable within 60 days of April 1, 1999.

(12) Consists of 3,931 shares held by Christine E. Hanni and 26,873 shares issuable to Ms. Hanni upon exercise of stock options exercisable within 60 days of April 1, 1999.

(13) See footnotes (2) through (12) above.

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

NOMINEES

     A Board of seven directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are presently directors of the company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holder will vote all proxies received by him to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected.

     The names of the nominees, and certain information about them, are set forth below.

            NAME OF NOMINEE              AGE            PRINCIPAL OCCUPATION
            ---------------              ---   ---------------------------------------
Michael A. Baker                         40    President and Chief Executive Officer
                                               of the company
Annette J. Campbell-White                52    Managing General Partner, MedVenture
                                               Associates
Philip E. Eggers                         58    President, Eggers & Associates
C. Raymond Larkin, Jr.                   50    Principal 3x NELL L.L.C.
John S. Lewis                            53    General Partner of Paragon Venture
                                               Partners
Robert R. Momsen                         52    General Partner, InterWest Partners
Hira V. Thapliyal, Ph.D.                 50    Retired

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the company.

     Michael A. Baker, has served as President, Chief Executive Officer and a Director of the company since July 1997. From 1989 to 1997, Mr. Baker held several positions in planning, corporate development and senior management at Medtronic, Inc. a multi-billion medical technology company specializing in implantable and invasive therapies. His most recent position at Medtronic, Inc., was Vice President, General Manager of Medtronic's Coronary Vascular Division. From 1988 to 1989, Mr. Baker was a management consultant at The Carroll Group. From 1986 to 1988, Mr. Baker was a Corporate Development Officer at American National Bank & Trust Co. Prior to joining American National Bank & Trust Co., Mr. Baker served in the United States Army from 1981 to 1986. Mr. Baker holds a bachelor degree from the United States Military Academy at West Point and an M.B.A. from the University of Chicago.

     Annette J. Campbell-White joined the company in May 1993 as a Director. Since 1986, Ms. Campbell-White has been the Managing General Partner of MedVenture Associates, a venture capital firm which invests primarily in medical device companies. From July 1992 to July 1994, Ms. Campbell-White was a general partner of Paragon Venture Partners II, a venture capital partnership. Ms. Campbell-White has a B.Sc. degree in Chemical Engineering and an M.Sc. degree in Physical Chemistry each from the University of Cape Town, South Africa. Ms. Campbell-White serves on the Board of Directors of several privately held companies.

     Philip E. Eggers, a founder of the company, has served as a consultant and a Director of the company since its inception. Since 1984, Mr. Eggers has run Eggers & Associates, a consulting firm to medical device companies. Mr. Eggers is the principal inventor on numerous patents and has directed research and development programs for a wide range of surgical instruments and patient monitoring devices, such as hemostatic surgical scalpels, bipolar scissors, bipolar endoscopic scissors, and continuous cardiac output monitoring systems. Mr. Eggers holds an M.Sc. degree in Physics and an M.B.A. degree from Ohio State University.

     C. Raymond Larkin, Jr. became a Director of the company in April 1996. From 1983 to March 1998, he held various executive positions with Nellcor Incorporated, a medical products company, for which he served as President and Chief Executive Officer from 1989 until August 1995 when he became President and Chief Executive Officer of Nellcor Puritan Bennett Incorporated upon the merger of Nellcor Incorporated with Puritan-Bennett Corporation. Since July 1998 Mr. Larkin has been a principal of 3x NELL, a company which invests in and provides consulting services to the medical device, biotechnology and pharmaceutical industries. Mr. Larkin is also a director of Neuromedical Systems, Inc. and Hangar Orthopedics M.D. He holds a B.S. degree from LaSalle University.

     John S. Lewis joined the company in May 1993 as a Director. Mr. Lewis has been a Managing Director of Pacific Venture Group since September 1995, and General Partner of Paragon Venture Partners since June 1983, both venture capital partnerships. Mr. Lewis currently serves on the Board of Directors of several private companies. He holds a B.S. degree in Mechanical Engineering from University of California at Berkeley and an M.B.A. degree from Harvard University.

     Robert R. Momsen joined the company in January 1994 as a Director. Since 1982, he has been General Partner of InterWest Partners, a venture capital firm which invests primarily in life sciences companies. Prior to 1981, Mr. Momsen served as General Manager and Chief Financial Officer for Life Instruments Corporation, a medical imaging company which he co-founded. Mr. Momsen is also a director of COR Therapeutics, Inc., Coulter Pharmaceuticals, Inc., First Medical Inc., Innovasive Devices, Inc., Integ, Inc., Urologix, Progenitor, Inc. and several private companies. Mr. Momsen holds an M.B.A. degree from Stanford University.

     Hira V. Thapliyal, Ph.D., a founder of the company, served as Chief Technical Officer from July 1997 through October 1998 and from May 1993 to July 1997, served as President, Chief Executive Officer and has been a Director of the company since its inception. From 1989 to 1993, Dr. Thapliyal was President and Chief Executive Officer of MicroBionics, Inc., a privately-held company developing an in-vivo continuous blood gas monitor. In 1986, Dr. Thapliyal co-founded Cardiovascular Imaging Systems, Inc. ("CVIS") and served as its President until 1988. CVIS develops and markets catheters for ultrasonic intraluminal imaging of human arteries. From 1984 to 1986, Dr. Thapliyal was Vice President, Engineering of Devices for Vascular Interventions, Inc., a leader in marketing arthrectomy systems for treatment of atherosclerotic disease. Dr. Thapliyal holds an M.S. degree in Electrical Engineering from the University of Idaho and a Ph.D. in Materials Science & Engineering from Cornell University.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the Votes Cast shall be elected as directors of the company for the ensuing year.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES.

BOARD MEETINGS, COMMITTEES

     The Board of Directors of the company held six meetings during the Last Fiscal Year. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     During the Last Fiscal Year, the Audit Committee consisted of directors Lewis and Momsen. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the company's independent auditors. The Audit Committee held two meetings during which they reviewed and discussed financial presentations and related matters regarding Fiscal 1998. The Audit Committee also met with the company's independent auditors to discuss the audit for the Last Fiscal Year.

     During the Last Fiscal Year, the Compensation Committee consisted of directors Campbell-White and Momsen. The Compensation Committee reviews and makes decisions concerning salaries and incentive compensation for officers and employees of the company. The responsibilities of the Compensation Committee were executed primarily by the Board of Directors during the first half of the Last Fiscal Year. The Compensation Committee held three meetings during the Last Fiscal Year during which they discussed and reviewed compensation matters.

     In January 1999, a Nominating Committee was formed consisting of directors Larkin, Momsen and Thapliyal. The Nominating Committee will propose a slate of directors for election by the stockholders at each annual meeting and candidates to fill any vacancies on the Board of Directors.

     No director serving in the Last Fiscal Year attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she serves.

DIRECTOR COMPENSATION

     Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses they incur in connection with their attendance at meetings of the Board of Directors and committees of the Board of Directors. On May 21, 1999, each Outside Director who is re-elected at the Annual Meeting will be granted an option to purchase 3,000 shares of the company's Common Stock at an exercise price per share equal to the closing price of one share of the company's Common Stock on the day before the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the Last Fiscal Year, directors Campbell-White and Momsen served as members of the Compensation Committee of the Board of Directors. No member of the Compensation Committee was or is an officer or employee of the company or any of its subsidiaries. In addition, during the Last Fiscal Year, no officer of the company had an "interlock" relationship, as that term is defined by the SEC, to report.

SECTION 16(A) REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the company's directors and officers and persons who own more than 10% of a registered class of the company's equity securities, to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the year ended January 2, 1999 (the "Last Fiscal Year"), the company believes that, during the Last Fiscal Year, its director and officers Terry Hagen, Christine Hanni and Alan Weinstein each failed to timely file one Form 4 disclosing shares of the company common stock acquired.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation received by the company's Chief Executive Officer and each of the other most highly compensated executive officers of the company whose total annual salary and bonus exceeded $100,000 for the three fiscal years ended December 28, 1996, January 3, 1998 and January 2, 1999 (the "Named Executive Officers"):

                                                ANNUAL COMPENSATION                    LONG TERM COMPENSATION AWARDS
                                      ----------------------------------------   -----------------------------------------
                                                                                 RESTRICTED    SECURITIES
                                                                                   STOCK       UNDERLYING      ALL OTHER
                             FISCAL                               OTHER ANNUAL     AWARDS        OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY ($)   BONUS ($)(1)   COMPENSATION      ($)       (# OF SHARES)       ($)
---------------------------  ------   ----------   ------------   ------------   ----------   -------------   ------------
Michael A. Baker              1998     $274,006      $84,130        $19,600(2)    $70,000         30,000(3)           --
  President and Chief         1997      115,347       70,000             --            --        300,000(4)     $135,042(5)
  Executive Officer           1996           --           --             --            --             --              --

Hira V. Thapliyal             1998     $142,404      $45,000                                      10,000(7)
  Chief Technical             1997      218,089       91,000                                          --
    Officer (6)               1996      194,412       41,000                                          --

Robert T. Hagan               1998     $178,896      $53,000                                      20,000(8)
  Vice President,             1997      155,002       50,000                                      10,000(9)
  Manufacturing               1996      131,659       30,000                                          --

Christine E. Hanni            1998     $128,194      $18,562                      $28,000         85,000(10)
  Vice President, Finance     1997           --           --                           --             --
  and Chief Financial         1996           --           --                           --             --
  Officer

Allan Weinstein               1998     $173,176      $    --                                      20,000
  Vice President, Sales and   1997      154,235       50,000                                      10,000(9)
  Marketing (11)              1996      121,791       24,000                                      10,000(12)

---------------
 (1) Except as otherwise noted, all bonuses were earned by the named officer in the fiscal year indicated and paid to the named officer in the subsequent year.

 (2) Consists of reimbursement for the payment of taxes.

 (3) On January 15, 1998 and on August 11, 1998, the company granted to Mr. Baker an option to purchase 10,000 and 20,000 shares, respectively, of the company's Common Stock at an exercise price of $11.125 and $17.625, respectively, per share, the closing price of one share of the company's Common Stock on the day before the date of grant. One forty-eighth (1/48) of the total number of shares subject to these options became exercisable on February 15, 1998 and on September 11, 1998, respectively, and an additional one forty-eighth (1/48) of the total number of shares subject to these options are exercisable at the end of each full month thereafter until all such shares are exercisable, based upon Mr. Baker's continued employment by the corporation.

 (4) On June 25, 1997, the company granted to Mr. Baker an option to purchase 300,000 shares of the company's Common Stock at an exercise price of $8.25 per share, the closing price of one share of the company's Common Stock on the day before the date of grant. One forty-eighth (1/48) of the total number of shares subject to these options became exercisable on August 1, 1997 and an additional one forty-eighth (1/48) of the total number of shares subject to these options are exercisable at the end of each full month thereafter until all such shares are exercisable, based upon Mr. Baker's continued employment by the corporation.

 (5) Consists of one-time reimbursements of expenses paid by the company to or on behalf of Mr. Baker.

 (6) Mr. Thapliyal resigned from the position of Chief Technical Officer in October 1998 and remained a Director of the company.

 (7) On January 15, 1998, the company granted to Mr. Thapliyal an option to purchase 10,000 shares of the company's Common Stock at an exercise price of $11.125 per share, the closing price of one share of the company's Common Stock on the day before the date of grant. One forty-eighth (1/48) of the total number of shares subject to these options became exercisable on February 15, 1998, and an additional one forty-eighth (1/48) of the total number of shares subject to these options are exercisable at the end of each full month thereafter until all such shares are exercisable, based upon Mr. Thapliyal's continued service to the corporation.

 (8) On January 15, 1998 and on August 11, 1998, the company granted to Mr. Hagan an option to purchase 10,000 shares of the company's Common Stock at an exercise price of $11.125 per share and $17.625 per share, respectively, the closing price of one share of the company's Common Stock on the day before the date of each grant. One forty-eighth (1/48) of the total number of shares subject to these options became exercisable on February 15, 1998 and on September 11, 1998, respectively, and an additional one forty-eighth (1/48) of the total number of shares subject to these options are exercisable at the end of each full month thereafter until all such shares are exercisable, based upon Mr. Hagan's continued employment by the corporation.

 (9) On January 10, 1997, the company granted to Robert T. Hagan and Allan Weinstein an option to purchase 10,000 shares of the company's Common Stock at an exercise price of $7.375 per share, the closing price of one share of the company's Common Stock on the day before the date of grant. One forty-eighth (1/48) of the total number of shares subject to these options became exercisable on January 31, 1997 and an additional one forty-eighth (1/48) of the total number of shares subject to these options are exercisable at the end of each full month thereafter until all such shares are exercisable, based upon such individual's continued employment by the corporation.

(10) On January 15, 1998, the company granted to Ms. Hanni an option to purchase 75,000 shares of the company's Common Stock at an exercise price of $11.125 per share, the closing price of one share of the company's Common Stock on the day before the date of grant. One-fourth (1/4) of the shares subject to the option became exercisable on the one year anniversary of the effective date of her employment and 1/48 of the shares will continue to vest at the end of each full month thereafter until all the shares are vested, based upon Ms. Hanni's continued employment by the company. On August 11, 1998 the company granted to Ms. Hanni an option to purchase 10,000 shares of the company's Common Stock at an exercise price of $17.625 per share, the closing price of one share of the company's Common Stock on the day before the date of grant. One forty-eighth (1/48) of the total number of shares subject to these options became exercisable on September 11, 1998, and an additional one forty-eighth (1/48) of the total number of shares subject to these options are exercisable at the end of each full month thereafter until all such shares are exercisable, based upon Ms. Hanni's continued employment by the corporation.

(11) Mr. Weinstein resigned from the position of Vice President, Sales and Marketing in February, 1999.

(12) Of the shares subject to the option, 12/48 of the total number of shares subject to the option became exercisable on December 12, 1996 and an additional 1/48 of the total number of shares subject to the option became exercisable at the end of each full month thereafter.

(13) On March 1, 1999, the company entered into a stock bonus agreement with each of Mr. Baker and Ms. Hanni to purchase shares of the company's Common Stock as a bonus in lieu of a portion of their cash bonus payment, at a purchase price of $14.00 per share

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants made in the Last Fiscal Year to the Named Executive Officers. No SARs were granted.

                                           INDIVIDUAL GRANTS
                               -----------------------------------------
                                               % OF TOTAL                                      POTENTIAL REALIZABLE VALUE AT
                                                OPTIONS                                           ASSUMED ANNUAL RATES OF
                               NUMBER OF       GRANTED TO                                      STOCK PRICE APPRECIATION FOR
                               UNDERLYING      EMPLOYEES       EXERCISE                               OPTION TERM(3)
                                OPTIONS        IN FISCAL       PRICE PER      EXPIRATION      -------------------------------
          NAME                  GRANTED         YEAR(1)        SHARE(2)          DATE         0%         5%            10%
          ----                 ----------      ----------      ---------      ----------      ---      -------      ---------
Michael A. Baker                 10,000           1.64          $11.125        1/15/08         0        63,856        167,577
                                 20,000           3.27           17.625        8/11/08         0       221,685        561,794
Hira V. Thapliyal                10,000           1.64           11.125        1/15/08         0        63,856        167,577
Robert T. Hagan                  10,000           1.64           11.125        1/15/08         0        63,856        167,577
                                 10,000           1.64           17.625        8/11/08         0       110,843        280,897
Christine E. Hanni               75,000          12.28           11.125        1/15/08         0       478,021      1,256,830
                                 10,000           1.64           17.625        8/11/08         0       110,843        280,897
Allan Weinstein                  10,000           1.64           11.125        1/15/08         0        63,856        167,577
                                 10,000           1.64           17.625        8/11/08         0       110,843        280,897

---------------
(1) Based on an aggregate of 610,950 options granted by the company in the Last Fiscal Year to employees and non-employee directors of and consultants to the company, including options granted to the Named Executive Officers.

(2) Options are granted at an exercise price equal to the closing market price per share on the day before the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the company's estimate of future stock price growth.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table provides information on option exercises in the Last Fiscal Year by the Named Executive Officers and the number and value of such officer's unexercised options at January 2, 1999. No SARs have been granted.

                                                              NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                     OPTIONS                IN-THE-MONEY OPTIONS AT
                                    SHARES       VALUE       AT JANUARY 2, 1999 (#)         JANUARY 2, 1999 ($) (2)
                                 ACQUIRED ON    REALIZED   ---------------------------   -----------------------------
             NAME                EXERCISE (#)   ($) (1)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
             ----                ------------   --------   -----------   -------------   -------------   -------------
Michael A. Baker                    8,900       $76,762      107,555        213,545      $1,349,120.88   $2,528,654.13
Hira V. Thapliyal                      --                      2,291          7,709          22,623.63       76,126.38
Robert T. Hagan                        --                      8,123         21,877          93,546.38      175,203.63
Christine E. Hanni                     --                        833         84,167           2,811.38      771,563.63
Allan Weinstein                                               15,622         24,378         183,534.38      205,215.63

---------------
(1) Based upon a fair market value of one share of the company's Common Stock on the date that the option was exercised, less the exercise price per share multiplied by the number of shares received upon exercise of the option.

(2) Based upon a fair market value of $21.00 per share as of January 2, 1999 minus the exercise price per share multiplied by the number of shares underlying the option.

     The company has not established any long-term incentive plans or defined benefit or actuarial plans covering any of the Named Executive Officers.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

     In addition to executive compensation matters, the Compensation Committee is responsible for making recommendations to the Board of Directors concerning salaries and incentive compensation for employees of and consultants to the company. The Compensation Committee also has the authority and power to grant stock options to the company's employees and consultants.

     The goal of the company's compensation policies is to align executive compensation with business objectives, corporate performance, market compensation levels, and to attract and retain executives who contribute to the long-term success and value of the company. The company endeavors to achieve its compensation goals through the implementation of policies that are based on the following principles:

     - The company pays competitively for experienced, highly-skilled executives:
      The company operates in a competitive and rapidly changing industry. Executive base compensation is targeted to the median salary paid to comparable executives in companies of similar size, location, and with comparable responsibilities. The individual executive's salary is adjusted annually based on individual performance, corporate performance, and the relative compensation of the individual compared to the comparable medians.

     - The company rewards executives for superior performance:
      The Committee believes that a substantial portion of each executive's compensation should be in the form of bonuses. Executive bonuses are based on a combination of individual performance and the attainment of corporate goals. Individual performance goals are based on specific objectives which must be met in order for the company to achieve its corporate goals. In order to attract and retain executives who are qualified to excel in the medical device industry, the company awards higher bonuses based on performance in excess of the corporate goals.

     - The company strives to align long-term stockholder and executive interests:
      In order to align the long-term interests of executives with those of stockholders, the company grants all employees, and particularly executives, options to purchase stock. Options are granted at the closing price of one share of the company's Common Stock on the day before the date of grant and will provide value only when the price of the Common Stock increases above the exercise price. Options are subject to vesting provisions designed to encourage executives to remain employed by the company. Additional options are granted from time to time based on individual performance and the prior level of grants.

COMPENSATION OF MICHAEL BAKER, PRESIDENT AND CHIEF EXECUTIVE OFFICER

     During 1998, the compensation of Mr. Baker was determined by applying the same criteria discussed at the beginning of this report used to determine compensation and bonuses for all executive officers. Mr. Baker's compensation for 1998 is set forth in the Summary Compensation Table appearing on page 8.

SUMMARY

     The Committee believes that the company's compensation policy as practiced to date by the Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. The company's compensation policy will evolve over time as the company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for the company's products.

                                          Respectfully submitted,

                                          Annette J. Campbell-White

                                          Robert R. Momsen

     The foregoing Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the company specifically incorporates it by reference into such filing.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of total stockholder return for holders of the company's Common Stock from February 5, 1996, the date of the company's initial public offering, through January 2, 1999 compared with the Nasdaq Stock Market, U.S. Index, the Hambrecht & Quist Healthcare Index (excluding Biotechnology) and the Nasdaq Health Services Index. This graph is presented pursuant to SEC rules. The company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like that of the company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical device and small-cap stocks.

                                             ARTHROCARE            NASDAQ STOCK          NASDAQ HEALTH           HAMBRECHT &
                                            CORPORATION           MARKET (U.S.)             SERVICES                QUIST
                                            -----------           -------------          -------------           HEALTHCARE-
                                                                                                                  EXCLUDING
                                                                                                                BIOTECHNOLOGY
                                                                                                                -------------
'2/5/96'                                       100.00                 100.00                 100.00                 100.00
'3/96'                                         157.00                 104.00                 100.00                 100.00
'6/96'                                         129.00                 113.00                 109.00                  94.00
'9/96'                                          70.00                 117.00                 108.00                 103.00
'12/96'                                         52.00                 122.00                  96.00                 104.00
'3/97'                                          46.00                 116.00                  89.00                  99.00
'6/97'                                          67.00                 137.00                 100.00                 118.00
'9/97'                                          92.00                 160.00                 109.00                 124.00
'12/97'                                         94.00                 150.00                  98.00                 124.00
'3/98'                                         106.00                 175.00                 107.00                 141.00
'6/98'                                         119.00                 180.00                  97.00                 143.00
'9/98'                                          90.00                 163.00                  74.00                 126.00
'12/98'                                        155.00                 211.00                  84.00                 150.00

---------------
* $100 invested on 2/05/96 in stock or on 1/31/96 in index -- including reinvestment of dividends. Fiscal year ending December 31 (the company's last fiscal year ended January 2, 1999).

     The information contained in the Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the company specifically incorporates it by reference into such filing.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     During 1998 the company entered into Continuity Agreements with the Chief Executive Officer and all other executive officers of the company. The Continuity Agreements provide certain compensation and benefits in the event of a Change of Control of the company. A Change of Control is defined as (i) a change of beneficial ownership of at least 15% of the voting power of the company without the approval of the Board, (ii) a merger or sale of the company whereby the company does not maintain at least 50% of the voting power of the surviving company, (iii) the approval by the shareholders of the company of a plan of complete liquidation of the company or an agreement for the sale or disposition of all or substantially all of the company's assets, or (iv) a change in the composition of the Board such that at least 50% of the members are not incumbents or elected by incumbent directors. In the event of a Change of Control the Continuity Agreements provide for accelerated vesting of 50% of the then-current unvested and outstanding stock options of each executive officer. In the event of a hostile takeover the vesting is accelerated as to 100% of the outstanding unvested options of the executive officer. Further, in the event of an involuntary termination of employment of an executive officer within 24 months of a change of control, certain severance benefits will be provided. These benefits include 24 months of continued monthly compensation (36 months for the Chief Executive Officer), continued medical benefits during the severance period and immediate vesting of all outstanding and unvested stock options.

                              CERTAIN TRANSACTIONS

     On May 20, 1993, the company and Eggers & Associates, Inc., ("E&A") a corporation wholly owned by Mr. Eggers, entered into a consulting agreement, which was amended on March 31, 1995, whereby E&A was to perform research related to the development of a control system, a hand-held instrument and a method for the ablation, cutting and reshaping of selected tissues during a broad range of medical procedures. Since that time the company has, from time to time, modified the research objectives to include other projects. During the fiscal year ended January 2, 1999, the company paid E&A approximately $391,000 for consulting services and for other labor and expenses.

     In January 1995, the company and Allan Weinstein, the company's former Vice President, Sales and Marketing, entered into a loan agreement in the amount of $120,000 pursuant to a provision in the officer's employment agreement. The resulting promissory note bears interest at 6% per annum and is due on the earlier of January 31, 1999 or termination of employment. In December 1998, the officer paid the note in full. In February 1995, the company agreed to loan this officer up to an additional $144,000 in monthly increments of $3,000 at 6% per annum. In December 1997, the company amended this officer's employment agreement to terminate the increments effective January 31, 1998 and forgive 10% of the principal and interest at the end of each fiscal year in which the officer is employed by the company and in which the company meets certain performance targets. During each fiscal year 1998 and 1997, $11,000 of principal and interest was forgiven. At January 2, 1999, $99,000 of principal and interest was outstanding on this note. Both aforementioned notes are secured by shares of the company's common stock and a mortgage on the officer's residence and as of February 1999 have been paid in full.

     On July 18, 1995, the company and Robert T. Hagan, the company's Vice President, Manufacturing, entered into an employment agreement which, in addition to his annual salary of $130,000, provided for Mr. Hagan's purchase of 90,000 shares of the company's Common Stock at a purchase price of $0.80 per share, with payment in the form of a promissory note due on August 1, 1999 or upon termination of employment pursuant to a restricted stock purchase and security agreement.

     On June 20, 1997, the company and Michael Baker, the company's President and Chief Executive Officer, entered into an employment offer letter, which, in addition to an annual salary and bonus, benefits and vacation time, provided for a loan by the company in the principal amount of $500,000 in connection with Mr. Baker's purchase of a home. In January 1999, the company forgave $39,000 of Mr. Baker's relocation loan including taxes thereon.

                                PROPOSAL NO. 2:

             CONFIRMATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the company for the 1999 fiscal year ending January 1, 2000 and recommends that the stockholders confirm such selection. This firm has audited the company's financial statements since the company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of the majority of the Votes Cast will be required to ratify the appointment of PricewaterhouseCoopers LLP as the company's independent auditors for the 1999 fiscal year ending January 1, 2000.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR ENDING JANUARY 1, 2000.

                                 OTHER MATTERS

     The company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board may recommend or as the proxy holders, acting in their sole discretion, may determine.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT AND REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 2, 1999, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO STOCKHOLDER RELATIONS, ARTHROCARE CORPORATION, 595 NORTH PASTORIA AVENUE, SUNNYVALE, CALIFORNIA 94086.

                                          THE BOARD OF DIRECTORS

Dated: April 23, 1999

PROXY                        ARTHROCARE CORPORATION
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1999

    The undersigned, revoking all prior proxies, hereby appoints Michael A. Baker and Christine E. Hanni, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of ArthroCare Corporation (the "company") of record in the name of the undersigned at the close of business on April 1, 1999, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 21, 1999, or at any adjournment thereof, upon the following matters:

1. Election of the following directors: Michael A. Baker, Hira V. Thapliyal, Ph.D., Philip E. Eggers, Annette J. Campbell-White, C. Raymond Larkin, Jr., John S. Lewis, Robert R. Momsen

               [ ] FOR ALL NOMINEES    [ ] WITHHOLD FOR ALL NOMINEES

   FOR ALL NOMINEES EXCEPT THE FOLLOWING:
    (Mark no box and write the name(s) of the nominee(s) withheld in the space provided below.)

2. Ratification of appointment of PricewaterhouseCoopers LLP as Independent accountants for the 1999 fiscal year.

               [ ] For            [ ] Against            [ ] Abstain

3. In their discretion, the Proxies are authorized to vote upon such matters as may properly come before the Annual Meeting, or any adjournment thereof.

               [ ] For            [ ] Against            [ ] Abstain

--------------------------------------------------------------------------------
                          (continued on reverse side)

Please mark, date, sign and mail this proxy promptly in the enclosed envelope.

                                              THIS PROXY WHEN PROPERLY EXECUTED
                                              WILL BE VOTED IN THE MANNER
                                              DIRECTED HEREIN BY THE UNDERSIGNED
                                              STOCKHOLDER. IF NO DIRECTION IS
                                              MADE, THIS PROXY WILL BE VOTED FOR
                                              PROPOSALS 1 AND 2. THE BOARD OF
                                              DIRECTORS RECOMMENDS A VOTE FOR
                                              PROPOSALS 1 AND 2.

                                              Please sign your name exactly as
                                              it appears below. In the case of
                                              shares owned in joint tenancy or
                                              as tenants in common, all should
                                              sign. Fiduciaries should indicate
                                              their title and authority.
                                              Dated:                     , 1999.

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------
                                                         Signature(s)